THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY APPROVED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

PROMISSORY NOTE

September 29, 2017	$250,000.00

FOR VALUE RECEIVED, Foothills Exploration, Inc., a Delaware corporation (the “Company”), located at 633 17th Street, Suite 1700, Denver, CO 80202, hereby unconditionally promises to pay to the order of Elliot G. Freier, trustee of the Elliot G. Freier Revocable Trust U/A 9/6/06, located at 1800 Avenue of the Stars, Suite 900, Los Angeles, CA 90067, or its successors or assigns (the “Holder”), the principal amount of Two Hundred Fifty Thousand and 00/100 United States Dollars (USD $250,000.00) on or prior to January 2, 2018 (the “Maturity Date”). This Note evidences a term loan made to the Company on September 22, 2017, in the principal amount of $45,000.00 and an additional term loan made on the date of this Note (as defined below) in the principal amount of $205,000.00.

1. Payments of Principal, Interest and Warrants.

(a) Payment of Principal. The principal amount of this promissory note (the “Note”) shall be paid to the Holder on or prior to the Maturity Date.

(b) Payment of Interest. The principal amount of this Note shall bear no interest if paid in cash in full on or before the Maturity Date.

(c) Payment of Default Interest. Any amount of principal due under this Note which is not paid on or before the Maturity Date shall thereafter bear interest at 15% per annum until collected (the “Default Rate”). Interest at the Default Rate shall be payable upon demand.

(d) Mandatory Prepayment. The Company shall prepay the then outstanding principal balance of this Note, together with all accrued and unpaid interest thereon and all other sums due under the Note, with the proceeds of any Indebtedness incurred by the Company or any of its subsidiaries. For purposes of this Note, the term “Indebtedness” of a person shall mean (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (d) all Indebtedness of others secured by any lien on property owned or acquired by such person; (e) capitalized lease obligations of such person, (f) all net obligations of such person in respect of swap obligations or hedging obligations and (g) the issuance of equity interests of such person that by its terms (or the terms of any security into which it is convertible or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable or redeemable at the option of the holder thereof, or exchangeable or convertible into debt securities of such person at the option of the holder thereof, in whole or in part, prior to the date that is 181 days after the Maturity Date.

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(e) General Payment Provisions. All payments of principal, interest on and other amounts due under this Note shall be made in lawful money of the United States of America by certified bank check or wire transfer to such account as the Holder may designate by written notice to the Company in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding Business Day. For purposes of this Note, “Business Day” shall mean any day other than a Saturday, Sunday, or a day on which commercial banks in the States of [California] or [Colorado] are authorized or required by law or executive order to remain closed.

(f) No Breach. The Company represents and warrants to the Holder that: none of the execution, delivery and performance (including, without limitation, the incurrence and repayment of the Indebtedness evidenced by this Note) by the Company of this Note, the Warrants (as defined below), the registration rights agreement in favor of the Holder to be entered into in connection with the Warrants and other related documents (collectively, the “Transaction Documents”) to which it is a party nor the consummation of the transactions contemplated herein and therein do or will (i) conflict with or result in a breach of, or require any consent (which has not been obtained and is in full force and effect) under (x) any organizational document of the Company or any of its subsidiaries or (y) any applicable requirement of law or (z) any order, writ, injunction or decree of any governmental authority binding on the Company or any of its subsidiaries, or (ii) result in a breach of, or require termination of, any term or provision of any contractual obligation of the Company or any of its subsidiaries or (iii) constitute (with due notice or lapse of time or both) a default under any such contractual obligation or (iv) result in or require the creation or imposition of any lien upon any property of the Company or any of its subsidiaries pursuant to the terms of any such contractual obligation.

(g) Warrants. Holder shall be entitled to receive the following three (3) tranches of Warrants (collectively, the “Warrants”) as additional consideration for the term loans evidenced hereby:

i Tranche 1: 375,000 warrants; each warrant to purchase one share of common stock of the Company at a strike price of $0.665 per share, with a 24-month exercise term, without a cashless exercise provision. A form of Tranche 1 warrant is attached hereto as Exhibit A.

ii Tranche 2: 375,000 warrants; each warrant to purchase one share of common stock of the Company at a strike price of $1.25 per share, with a 36-month exercise term, without a cashless exercise provision. A form of Tranche 2 warrant is attached hereto as Exhibit B.

iii Tranche 3: 185,000 warrants; each warrant to purchase one share of common stock of the Company at a strike price of $2.00 per share, with a 36-month exercise term, without a cashless exercise provision. A form of Tranche 3 warrant is attached hereto as Exhibit C.

By accepting this Note, the Holder acknowledges that the foregoing warrants are speculative securities subject to very high risks including the risk of complete loss.

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2. Defaults and Remedies.

(a) Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” hereunder: (i) the Company shall fail to pay any installment of interest, principal or other sums due under this Note when any such payment shall be due and payable; (ii) the Company makes an assignment for the benefit of creditors; (iii) any order or decree is rendered by a court which appoints or requires the appointment of a receiver, liquidator or trustee for the Company, and the order or decree is not vacated within sixty (60) days from the date of entry thereof; (iv) any order or decree is rendered by a court adjudicating the Company insolvent, and the order or decree is not vacated within sixty (60) days from the date of entry thereof; (v) the Company files a petition in bankruptcy under the provisions of any Debtor Relief Law; (vi) the Company admits, in writing, its inability to pay its debts as they become due (provided, however, that receipt by the Company of an audit letter from its accountants questioning the viability of the Company as a going concern shall not, in and of itself, be construed as an admission by the Company of its inability to pay its debts as they become due); (vii) a proceeding or petition in bankruptcy is filed against the Company and such proceeding or petition is not dismissed within ninety (90) days from the date it is filed; (viii) the Company files a petition or answer seeking reorganization or arrangement under any Debtor Relief Law or similar law of any other foreign country; (ix) the Company shall fail to perform, comply with or abide by any of the stipulations, agreements, conditions and/or covenants contained in this Note on the part of the Company to be performed complied with or abided by (other than a payment covered by clause (i) above), and such failure is not cured within thirty (30) days after written notice of such failure is delivered by Holder to the Company, (x) the Company or any of its subsidiaries shall fail to pay any Indebtedness (excluding Indebtedness evidenced by this Note) having a principal amount outstanding in excess of $100,000, or any payment of principal, interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof and (xi) any representation or warranty made by the Company under this Note shall prove to have been false or misleading when made.. “Debtor Relief Law” means the Bankruptcy Code of the United States (Title 11), and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

(b) Default Fee. Upon the occurrence of an Event of Default under Section 2(a)(i), the Company shall pay Holder a default fee of $25,000 (“Default Fee”).

(c) Remedies. Upon the occurrence of one or more Events of Default, the Holder, at its option and without further notice, demand or presentment for payment to the Company or others, may declare the then outstanding principal balance of this Note, together with all accrued and unpaid interest at the Default Rate and other sums due under the Note, immediately due and payable, together with all reasonable attorneys’ fees, paralegals’ fees and costs and expenses incurred by the Holder in collecting or enforcing payment thereof (whether such reasonable fees, costs or expenses are incurred in negotiations, all trial and appellate levels, administrative proceedings, bankruptcy proceedings or otherwise), and all other sums due by the Company hereunder, all without any relief whatsoever from any valuation or appraisement laws and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to the Holder at law, in equity, or under this Note; provided, however, that the occurrence of any Event of Default described in clauses (iii) through (viii) above shall make this Note immediately due and payable, without any action on the part of any Person. The Company hereby waives all presentment for payment, demand, protest, notice of protest and notice of dishonor, and all other notices of any kind to which they may be entitled under applicable Laws or otherwise. This provision shall be in addition to, and shall not limit, any other remedies the Holder may have at law or equity.

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3. Lost or Stolen Note. Upon notice to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in a form reasonably acceptable to the Company and customary for similar circumstances in commercial lender/borrower circumstances, and, in the case of mutilation, upon surrender and cancellation of the Note, the Company shall execute and deliver a new Note of like tenor and date and in substantially the same form as this Note.

4. Cancellation. After all principal, accrued interest and all other sums at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be re-issued.

5. Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of Colorado, without giving effect to provisions thereof regarding conflict of laws. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the County of Los Angeles in the State of California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper, provided, however, nothing contained herein shall limit the Holder’s ability to bring suit or enforce this Note in any other jurisdiction. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by sending by certified mail or overnight courier a copy thereof to such party at the address indicated in the preamble hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

6. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies of the Holder as provided herein shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of the Holder, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

7. Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.

8. Failure or Indulgence Not Waiver. Holder shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth in the writing. A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event. No failure to exercise and no delay in exercising on the part of the Holder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

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9. Notice. Notice shall be given to each party at the address indicated in the preamble hereto or at such other address as provided to the other party in writing.

10. Usury Savings Clause. Notwithstanding any provision in this Note, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Note or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Note, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance of this Note immediately upon receipt of such sums by the Holder hereof, with the same force and effect as though the Company had specifically designated such excess sums to be so applied to the reduction of such outstanding principal balance and the Holder hereof had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Holder of this Note may, at any time and from time to time, elect, by notice in writing to the Company, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest rather than accept such sums as a prepayment of the outstanding principal balance. It is the intention of the parties that the Company does not intend or expect to pay nor does the Holder intend or expect to charge or collect any interest under this Note greater than the highest non-usurious rate of interest that may be charged under applicable law.

11. Binding Effect. This Note shall be binding upon the Company and the successors and assigns of the Company and shall inure to the benefit of Holder and the successors and assigns of Holder.

12. Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal, or unenforceable, in whole or in part, in any respect, or in the event that any one or more of the provisions of this Note operates or would prospectively operate to invalidate this Note, then and in any of those events, only such provision or provisions shall be deemed null and void and shall not affect any other provision of this Note. The remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced, or disturbed thereby.

13. Assignability. Holder may from time to time sell or assign, in whole or in part, or grant participations in this Note and/or the obligations evidenced hereby (separate from or including any of the Warrants described herein, in Holders discretion), subject, however, to first obtaining the Company’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The holder of any such sale, assignment or participation, if the applicable agreement between Holder and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Holder (to the extent of such holder’s interest or participation); and (b) deemed to hold and may exercise the rights of setoff or banker’s lien with respect to any and all obligations of such holder to the Company (to the extent of such holder’s interest or participation) set forth herein through paragraph 14 below; in each case as fully as though the Company was directly indebted to such holder.

14. Amendments. The provisions of this Note may be changed only by a written agreement executed by the Company and Holder.

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IN WITNESS WHEREOF, the Company has caused this Note to be executed on and as of the date set forth above.

FOOTHILLS EXPLORATION, INC.,
a Delaware corporation

By:
Name:	B. P. Allaire
Title:	Chief Executive Officer

[Signature Page to Promissory Note]

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